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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our reports related to Medite Corporation dated January 28, 1994, included in this Annual Report on Form 10-K of Valhi, Inc. for the year ended December 31, 1993, into Valhi, Inc.'s previously filed (i) Registration Statement (Form S-8 No. 2-60399) and related Prospectus pertaining to the 1976 Employee's Incentive Stock Option Plan, (ii) Registration Statement (Form S-8 Nos. 33-41507 and 33-21758) and related Prospectus pertaining to the Valhi, Inc. 1987 Incentive Stock Option -- Stock Appreciation Rights Plan, and
(iii) Registration Statement (Form S-8 No. 33-41508) and related Prospectus pertaining to the Valhi, Inc. 1990 Non-Employee Director Stock Option Plan.


                                                  ARTHUR ANDERSEN & CO.

Portland, Oregon,
March 10, 1994